Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpowercorp.com

Media
Helen Kendrick
408-240-5585
Helen.Kendrick@sunpowercorp.com

SunPower Reports Third-Quarter 2013 Results

•	Q3 2013 GAAP Revenue of $657 Million, Non-GAAP Revenue of $619 Million

•	Q3 2013 GAAP Earnings per Share of $0.73, Non-GAAP Earnings per Share of $0.44

•	Company to Expand Manufacturing Capacity

SAN JOSE, Calif., Oct 30, 2013 – SunPower Corp. (NASDAQ: SPWR) today announced financial results for its 2013 third quarter ended September 29, 2013.

($ Millions, except per-share data)	3rd Quarter 2013	2nd Quarter 2013	3rd Quarter 2012
GAAP revenue (1)	$657.1	$576.5	$648.9
GAAP gross margin	29.4%	18.7%	12.4%
GAAP net income (loss) (2)	$108.4	$19.6	$(48.5)
GAAP net income (loss) per diluted share (2)	$0.73	$0.15	$(0.41)
Non-GAAP gross margin (3)	19.1%	19.5%	14.1%
Non-GAAP net income per diluted share (3)	$0.44	$0.48	$0.03
Megawatts produced	313	296	227

(1)
GAAP revenue includes (excludes) $37.7 million, $(73.5) million and $42.3 million for the third quarter of fiscal 2013, second quarter of fiscal 2013, and the third quarter of fiscal 2012, respectively, in revenue primarily related to utility and power plant projects. See details in the non-GAAP measures disclosure included in this press release.

(2)
GAAP results include approximately $53.1 million, $(39.7) million and $(47.5) million for the third quarter of fiscal 2013, second quarter of fiscal 2013, and the third quarter of fiscal 2012, respectively, in net, pre-tax benefits (charges) and adjustments excluded from non-GAAP results. See details in the non-GAAP measures disclosure included in this press release.

(3)	A reconciliation of GAAP to non-GAAP results is included at the end of this press release.

"SunPower's third-quarter results reflect strong execution of our diversified downstream strategy, as global demand for our high efficiency systems in both our power plant and distributed generation channels remains robust," said Tom Werner, SunPower president and CEO. "Operationally, we beat our cost reduction goals for the quarter while improving overall equipment effectiveness and average solar cell conversion efficiency. Due to strong demand for our unique, cost effective, high efficiency products, we have made the strategic decision to expand our solar cell manufacturing capacity by more than 25 percent. SunPower's planned 350-megawatts (MW) expansion will produce our next generation, step-reduced cell technology with initial silicon starting in early 2015. This will bring our total cell capacity to more than 1.8-gigawatts (GW) when fully ramped.

"Regionally, our North American business once again drove our performance, as construction of the 579-MW Solar Star projects for MidAmerican Solar remains on plan and we expect to start commercial operation of the California Valley Solar Ranch (CVSR) in the near future. We continue to see significant demand in our residential lease business and recently signed an additional $155 million in new lease capacity financing to fund our growth. With this new financing, our total lease capacity to date now exceeds $850 million. Additionally, we expanded our solar loan program during the quarter by signing an agreement with Digital Federal Credit Union for up to $100 million in financing capacity.

"Japan remains a key market for SunPower. In addition to our longstanding participation in the residential market, we are also increasing shipments to the commercial and power plant segments as evidenced by the recent signing of supply agreements totaling more than 90-MW for two power plants projects.

"Our performance in Europe was solid, as demand trends improved further and industry conditions were in line with our expectations. As a result, we increased revenue sequentially and met our margin targets for the quarter. In our emerging markets channel, we are continuing to expand our footprint as we partner with Total to monetize our growing international pipeline. For example, we recently announced that in partnership with Total S.A., we will construct a 70-MWdc merchant power plant in Chile, the largest merchant solar project in the world, with completion scheduled for 2015," concluded Werner.

Key milestones achieved by the company since the second quarter of 2013 include:

•	Announced 350-MW cell capacity expansion for 2015 production

•	Continued construction of 579-MW Solar Star projects for MidAmerican Solar

•	Signed supply agreement with Shimizu for 69-MWdc power plant in Japan for Eurus Energy Corporation, a joint venture between Toyota Tsusho Corp. and Tokyo Electric Power

•	Announced 70-MWdc merchant power plant in Chile in partnership with Total S.A.

•	North American commercial project pipeline now exceeds $1 billion

•	Started initial shipments for 65-MW of projects under French tender award

•	Residential lease program – approximately 20,000 customers representing 159-MW to date

•	Signed $155 million in new residential lease financing capacity with two partners

•	Signed agreement with Digital Federal Credit Union for up to $100 million in solar loan financing

•	All manufacturing facilities operating at full capacity

"SunPower's ability to leverage our downstream model, combined with the successful execution in our lease and projects business, enabled us to exceed our operational goals for the quarter," said Chuck Boynton, SunPower CFO. "Financially, we successfully managed our working capital needs, drove more than $150 million in free cash flow and ended the quarter with approximately $1 billion in available liquidity. Looking forward, we are well positioned for long-term profitability to continue to monetize our global project pipeline, expand our footprint in the distributed generation market and strategically manage our cash."

Third-quarter fiscal 2013 GAAP results include pre-tax benefits (charges) and adjustments totaling approximately $53.1 million, including a $26.3 million gross margin adjustment related to the timing of revenue recognition from utility and power plant projects; $52.0 million gain on contract termination; $(12.1) million in stock-based compensation expense; $(12.3) million in non-cash interest expense and $(0.8) million of other adjustments. These benefits (charges) and adjustments are excluded from the company's non-GAAP results.

Fourth Quarter and Fiscal Year 2013 Financial Outlook
The company's fourth quarter 2013 consolidated non-GAAP guidance is as follows: revenue of $675 million to $725 million, gross margin of 17 percent to 19 percent, net income per diluted share of $0.15 to $0.35 and MW recognized in the range of 300 MW to 330 MW. On a GAAP basis, the company expects revenue of $575 million to $625 million, gross margin of 17 percent to 19 percent and net income (loss) per diluted share of ($0.10) to $0.10.

For fiscal year 2013, the company expects non-GAAP revenue of $2.52 billion to $2.57 billion, gross margin of 19 percent to 20 percent, net income per diluted share of $1.30 to $1.50, capital expenditures of $45 million to $55 million and GW recognized in the range of 1.0 GW to 1.03 GW. On a GAAP basis, the company expects revenue of $2.45 billion to $2.50 billion, gross margin of 18 percent to 19 percent and net income per diluted share of $0.45 to $0.65. SunPower remains on track to reduce its operational expenses year over year and expects to generate free cash flow, including lease financings of approximately $200 million while continuing to invest in its technology roadmap and manufacturing cost reduction initiatives.

The company will host a conference call for investors this afternoon to discuss its third quarter 2013 performance at 1:30 p.m. Pacific Time. The call will be webcast and can be accessed from SunPower's website at http://investors.sunpowercorp.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP historical figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its third quarter 2013 performance on the Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpowercorp.com/events.cfm. The capacity of power plants in this release is described in approximate megawatts on an alternating current (ac) basis unless otherwise noted.

About SunPower
SunPower Corp. (NASDAQ: SPWR) designs, manufactures and delivers the highest efficiency, highest reliability solar panels and systems available today. Residential, business, government and utility customers rely on the company's quarter century of experience and guaranteed performance to provide maximum return on investment throughout the life of the solar system. Headquartered in San Jose, Calif., SunPower has offices in North America, Europe, Australia, Africa and Asia. For more information, visit www.SunPowercorp.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) expanding manufacturing capacity; (b) CVSR construction timeline; (c) growing demand in residential leasing; (d) growing demand in Japan; (e) expanding internal operations; (f) growing international project pipeline; (g) monetizing projects with assistance from Total S.A.; (h) growing North American commercial project pipeline; (i) positioning for long-term profitability; (j) strategically managing cash; (k) guidance for the fourth fiscal quarter, including non-GAAP revenue, gross margin, net income per diluted share and MW recognized and GAAP revenue, gross margin and net loss per diluted share; (l) guidance for fiscal year 2013, including non-GAAP revenue, gross margin, net income per diluted share, capital expenditures and MW recognized and GAAP revenue, gross margin and net income/loss per diluted share; (m) reducing operating expenses; (n) generating free cash flow; (o) additional leasing capacity; (p) investing in technology roadmap and manufacturing cost reduction initiatives. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) competition in the industry and downward pressure on average selling prices; (2) our liquidity, substantial indebtedness, and our ability to obtain additional financing for our projects and our customers; (3) our ability to meet our cost reduction targets; (4) regulatory changes and the availability of economic incentives promoting use of solar energy; (5) challenges inherent in constructing and maintaining certain of our large projects, such as the California Valley Solar Ranch and Solar Star; (6) the success of our ongoing research and development efforts and commercialization of new products and services; (7) fluctuations in our operating results; (8) manufacturing difficulties that could arise; and (9) challenges managing our joint ventures. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpowercorp.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

SunPower is a registered trademark of SunPower Corp. All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Sep. 29, 2013	Dec. 30, 2012
ASSETS
Cash and cash equivalents	$743,575	$457,487
Restricted cash and cash equivalents	32,020	46,964
Investments	9,179	10,885
Accounts receivable, net	377,824	398,150
Costs and estimated earnings in excess of billings	42,563	36,395
Inventories	288,049	291,386
Advances to suppliers	365,140	351,405
Prepaid expenses and other assets	947,320	889,116
Property, plant and equipment, net	851,344	774,909
Project assets—plants and land	101,564	83,507
Other intangible assets, net	514	744
Total assets	$3,759,092	$3,340,948
LIABILITIES AND EQUITY
Accounts payable	$483,059	$414,335
Accrued and other liabilities	776,714	582,991
Billings in excess of costs and estimated earnings	253,329	225,550
Bank loans and other debt	169,999	390,361
Convertible debt	751,372	438,629
Customer advances	215,775	295,730
Total liabilities	2,650,248	2,347,596
Stockholders’ equity	1,079,020	993,352
Noncontrolling interests in subsidiaries	29,824	—
Total equity	1,108,844	993,352
Total liabilities and equity	$3,759,092	$3,340,948

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sep. 29, 2013	Jun. 30, 2013	Sep. 30, 2012	Sep. 29, 2013	Sep. 30, 2012
Revenue:
AMERICAS	$442,091	$367,609	$502,373	$1,293,822	$1,176,148
EMEA	120,712	107,010	88,547	296,374	400,074
APAC	94,317	101,897	58,028	278,873	162,754
Total revenue	657,120	576,516	648,948	1,869,069	1,738,976
Cost of revenue:
AMERICAS	306,024	285,939	409,432	1,008,044	978,062
EMEA	100,605	97,396	111,622	289,495	422,922
APAC	57,261	85,320	47,121	211,126	138,471
Total cost of revenue	463,890	468,655	568,175	1,508,665	1,539,455
Gross margin	193,230	107,861	80,773	360,404	199,521
Operating expenses:
Research and development	14,903	13,035	14,956	41,108	45,786
Selling, general and administrative	63,229	62,035	69,714	195,356	208,388
Restructuring charges	1,114	928	10,544	1,705	61,189
Goodwill and other intangible asset impairment	—	—	59,581	—	59,581
Total operating expenses	79,246	75,998	154,795	238,169	374,944
Operating income (loss)	113,984	31,863	(74,022)	122,235	(175,423)
Gan on share lending arrangement	—	—	50,645	—	50,645
Other expense, net	(32,762)	(24,101)	(25,146)	(91,898)	(68,157)
Income (loss) before income taxes and equity in earnings (loss) of unconsolidated investees	81,222	7,762	(48,523)	30,337	(192,935)
Benefit from (provision for) income taxes	4,575	(4,506)	(593)	(2,920)	(12,542)
Equity in earnings (loss) of unconsolidated investees	1,585	1,009	578	2,261	(1,772)
Net income (loss)	87,382	4,265	(48,538)	29,678	(207,249)
Net loss attributable to noncontrolling interests	21,004	15,300	—	43,577	—
Net income (loss) attributable to stockholders	$108,386	$19,565	$(48,538)	$73,255	$(207,249)

Net income (loss) per share attributable to stockholders:
Net income (loss) per share – basic	$0.89	$0.16	$(0.41)	$0.61	$(1.78)
Net income (loss) per share – diluted	$0.73	$0.15	$(0.41)	$0.55	$(1.78)
Weighted-average shares:
- Basic	121,314	120,943	118,952	120,604	116,408
- Diluted	153,876	133,973	118,952	134,859	116,408

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sep. 29, 2013	Jun. 30, 2013	Sep. 30, 2012	Sep. 29, 2013	Sep. 30, 2012

Net income (loss)	$87,382	$4,265	$(48,538)	$29,678	$(207,249)
Components of comprehensive income (loss):
Translation adjustment	1,923	(2,583)	148	(2,003)	(1,802)
Net unrealized loss on derivatives	(2,005)	(1,354)	(2,611)	(524)	(10,738)
Unrealized gain (loss) on investments	7	(7)	—	—	—
Income taxes	379	254	490	100	2,016
Net change in accumulated other comprehensive income (loss)	304	(3,690)	(1,973)	(2,427)	(10,524)
Total comprehensive income (loss)	87,686	575	(50,511)	27,251	(217,773)
Comprehensive loss attributable to noncontrolling interests	21,004	15,300	—	43,577	—
Comprehensive income (loss) attributable to stockholders	$108,690	$15,875	$(50,511)	$70,828	$(217,773)

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sep. 29, 2013	Jun. 30, 2013	Sep. 30, 2012	Sep. 29, 2013	Sep. 30, 2012
					(1)
Cash flows from operating activities:
Net income (loss)	$87,382	$4,265	$(48,538)	$29,678	$(207,249)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation	12,082	10,505	9,271	31,103	33,179
Depreciation	24,722	24,551	24,385	72,893	82,747
Loss on retirement of property, plant and equipment	—	—	10,990	—	56,399
Amortization of other intangible assets	42	42	2,622	231	8,099
Goodwill impairment	—	—	46,734	—	46,734
Other intangible asset impairment	—	—	12,847	—	12,847
Gain on sale of investments	(51)	—	—	(51)	—
Gain (loss) on mark-to-market derivatives	3	27	—	30	(4)
Non-cash interest expense	12,311	12,181	13,990	36,382	29,336
Amortization of debt issuance costs	1,627	1,041	1,019	3,762	2,899
Equity in (earnings) loss of unconsolidated investees	(1,585)	(1,009)	(578)	(2,261)	1,772
Gain on equity interest in unconsolidated investee	(529)	—	—	(529)	—
Third-party inventories write-down	—	—	—	—	8,869
Gain on share lending arrangement	—	—	(50,645)	—	(50,645)
Gain on contract termination	(51,988)	—	—	(51,988)	—
Deferred income taxes and other tax liabilities	(4,830)	2,423	(2,553)	2,317	110
Changes in operating assets and liabilities:
Accounts receivable	61,063	(167,794)	(32,108)	(46,391)	124,865
Costs and estimated earnings in excess of billings	(1,246)	(4,073)	3,027	(6,168)	(10,709)
Inventories	(65,253)	32,316	4,491	(38,543)	(50,076)
Project assets	(10,820)	3,957	(62,671)	(42,113)	(101,917)
Prepaid expenses and other assets	(6,315)	(142,819)	46,276	48,355	(35,401)
Advances to suppliers	(5,930)	(3,486)	(11,673)	(13,735)	(29,993)
Accounts payable and other accrued liabilities	65,077	70,517	20,718	106,769	(43,008)
Billings in excess of costs and estimated earnings	(81,600)	112,076	(6,036)	27,779	(31,203)
Customer advances	(5,293)	(20,899)	35,953	(27,967)	40,048
Net cash provided by (used in) operating activities	28,869	(66,179)	17,521	129,553	(112,301)
Cash flows from investing activities:
(Increase) decrease in restricted cash and cash equivalents	(2,882)	29	2,720	14,944	54,341
Purchases of property, plant and equipment	(5,579)	(7,839)	(16,389)	(25,460)	(79,033)
Cash paid for solar power systems, leased and to be leased	(18,544)	(23,387)	(49,249)	(83,619)	(100,655)
Purchases of marketable securities	—	(99,928)	(1,436)	(99,928)	(1,436)
Proceeds from sales or maturities of marketable securities	100,947	—	—	100,947	—
Proceeds from sale of equipment to third-party	628	6	—	645	419
Cash received for sale of investment in unconsolidated investee	—	—	—	—	17,403
Cash paid for investments in unconsolidated investees	—	(1,411)	—	(1,411)	(10,000)
Net cash provided by (used in) investing activities	74,570	(132,530)	(64,354)	(93,882)	(118,961)
Cash flows from financing activities:
Proceeds from issuance of convertible debt, net of issuance costs	—	296,283	—	296,283	—
Proceeds from issuance of bank loans, net of issuance costs	—	—	—	—	125,000
Proceeds from issuance of project loans, net of issuance costs	11,610	32,554	13,830	68,225	27,617
Proceeds from recovery of claim in connection with share lending arrangement	—	—	50,645	—	50,645
Proceeds from residential lease financing	26,817	17,458	18,562	83,365	26,809
Proceeds from sale-leaseback financing	—	6,907	—	40,757	—
Contributions from noncontrolling interests	29,535	31,551	—	73,401	—
Repayment of bank loans, project loans and other debt	(8,386)	(101,211)	(25,295)	(290,098)	(126,427)
Repayment of sale-leaseback financing	—	(5,124)	—	(5,124)	—
Cash paid for repurchased convertible debt	—	—	—	—	(198,608)
Proceeds from private offering of common stock, net of issuance costs	—	—	(65)	—	163,616
Cash distributions to Parent in connection with the transfer of entities under common control	—	—	—	—	(178,290)
Proceeds from exercise of stock options	49	24	17	98	51
Purchases of stock for tax withholding obligations on vested restricted stock	(1,401)	(5,444)	(226)	(17,584)	(5,430)
Net cash provided by (used in) financing activities	58,224	272,998	57,468	249,323	(115,017)
Effect of exchange rate changes on cash and cash equivalents	1,352	684	241	1,094	(2,213)
Net increase (decrease) in cash and cash equivalents	163,015	74,973	10,876	286,088	(348,492)
Cash and cash equivalents, beginning of period	580,560	505,587	366,250	457,487	725,618
Cash and cash equivalents, end of period	$743,575	$580,560	$377,126	$743,575	$377,126

Non-cash transactions:
Assignment of financing receivables to a third party financial institution	$22,166	$11,265	$7,736	$67,400	$10,259
Property, plant and equipment acquisitions funded by liabilities	5,628	6,356	13,243	5,628	13,243
Costs of solar power systems, leased and to be leased, sourced from existing inventory	13,627	14,178	38,591	43,341	80,068
Costs of solar power systems, leased and to be leased, funded by liabilities	2,315	1,708	6,712	2,315	6,712
Costs of solar power systems under sale-leaseback financing arrangements sourced from project assets	—	4,333	—	24,399	—
Non-cash interest expense capitalized and added to the cost of qualified assets	79	162	411	400	1,161
Issuance of warrants in connection with the Liquidity Support Agreement	—	—	—	—	50,327

(1)	As adjusted to conform to the current period presentation for solar power systems leased and to be leased.

(In thousands, except per share data)
	THREE MONTHS ENDED			NINE MONTHS ENDED		THREE MONTHS ENDED			NINE MONTHS ENDED
	Sep. 29, 2013	Jun. 30, 2013	Sep. 30, 2012	Sep. 29, 2013	Sep. 30, 2012	Sep. 29, 2013	Jun. 30, 2013	Sep. 30, 2012	Sep. 29, 2013	Sep. 30, 2012
	(Presented on a GAAP Basis)					(Presented on a non-GAAP Basis)
Gross margin	$193,230	$107,861	$80,773	$360,404	$199,521	$118,478	$126,483	$85,464	$375,453	$257,034
Operating income (loss)	$113,984	$31,863	$(74,022)	$122,235	$(175,423)	$49,221	$59,943	$10,662	$164,594	$36,653
Net income (loss) per share attributable to stockholders:
- Basic	$0.89	$0.16	$(0.41)	$0.61	$(1.78)	$0.48	$0.52	$0.03	$1.23	$—
- Diluted	$0.73	$0.15	$(0.41)	$0.55	$(1.78)	$0.44	$0.48	$0.03	$1.15	$—

About SunPower's Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results for certain items, as described below. Management does not consider these items in evaluating the core operational activities of SunPower. The specific non-GAAP measures listed below are gross margin, operating income (loss), net income (loss) per share, earnings before interest, taxes, depreciation and amortization (EBITDA) and free cash flow. Management believes that each of these non-GAAP measures (gross margin, operating income (loss), net income (loss) per share, EBITDA and free cash flow) are useful to investors by enabling them to better assess changes in each of these key elements of SunPower's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provides investors with another method for assessing SunPower's operating results in a manner that is focused on its ongoing core operating performance, absent the effects of these items. Management also uses these non-GAAP measures internally to assess the business and financial performance of current and historical results, for strategic decision making, forecasting future results and evaluating the company's current performance. Many of the analysts covering SunPower also use these non-GAAP measures in their analyses. Given management's use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding SunPower's current and future operating results as seen through the eyes of management. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data, the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

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Non-GAAP gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of SunPower's core businesses and trends across different reporting periods on a consistent basis, independent of charges including gain on contract termination, stock-based compensation, non-cash interest expense and other items as described below. In addition, the presentation of non-GAAP gross margin includes the revenue recognition of utility and power plant projects on a non-GAAP basis. This non-GAAP financial measure is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate SunPower's revenue generation performance relative to the direct costs of revenue of its core businesses.

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Non-GAAP operating income (loss). The use of this non-GAAP financial measure allows management to evaluate the operating results of SunPower's core businesses and trends across different reporting periods on a consistent basis, independent of charges including gain on contract termination, stock-based compensation, non-cash interest expense, restructuring charges, and other items as described below. In addition, the presentation of non-GAAP operating income (loss) includes the revenue recognition of utility and power plant projects on a non-GAAP basis. Non-GAAP operating income (loss) is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to understand the results of operations of SunPower's core businesses and to compare results of operations on a more consistent basis against that of other companies in the industry.

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Non-GAAP net income (loss) per share. Management presents this non-GAAP financial measure to enable investors and analysts to assess SunPower's operating results and trends across different reporting periods on a consistent basis, independent of items including gain on contract termination, stock-based compensation, non-cash interest expense, restructuring charges, other items as described below, and the tax effects of these non-GAAP adjustments. In addition, the presentation of non-GAAP net income (loss) includes the revenue recognition of utility and power plant projects on a non-GAAP basis. Management presents this non-GAAP financial measure to enable investors and analysts to compare SunPower's operating results on a more consistent basis against that of other companies in the industry.

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EBITDA. Management presents this non-GAAP financial measure to enable investors and analysts to assess SunPower’s operating results and trends across different reporting periods on a consistent basis, independent of items including gain on contract termination, stock-based compensation, non-cash interest expense, restructuring charges, cash interest expense, net of interest income, provision for income taxes, depreciation, and other items as described below. In addition, the presentation of EBITDA includes the revenue recognition of utility and power plant projects on a non-GAAP basis. Management presents this non-GAAP financial measure to enable investors and analysts to compare SunPower’s operating results on a more consistent basis against that of other companies in the industry.

•
Free cash flow. Management presents this non-GAAP financial measure to enable investors and analysts to assess SunPower’s operating results and trends across different reporting periods on a consistent basis, inclusive of lease financing as described below. Management presents this non-GAAP financial measure to enable investors and analysts to compare SunPower’s operating results on a more consistent basis against that of other companies in the industry.

Included items

•
Utility and power plant projects. The company includes adjustments to non-GAAP revenue and non-GAAP cost of revenue related to the utility and power plant projects based on the separately identifiable components of the transactions in order to reflect the substance of the transactions. Such treatment is consistent with accounting rules under International Financial Reporting Standards (IFRS). On a GAAP basis, such revenue and costs of revenue are accounted for under U.S. GAAP real estate accounting guidance. Management calculates separate revenue and cost of revenue amounts each fiscal period in accordance with the two treatments above and the aggregate difference for the company’s affected projects is included in the relevant reconciliation tables below. Over the life of each project, cumulative revenue and gross margin will be equivalent between the two treatments; however, revenue and gross margin will generally be recognized earlier under the company’s non-GAAP treatment than under the company’s GAAP treatment. Among other factors, this is due to the attribution of non-GAAP revenue and margin to the company’s project development efforts at the time of initial project sale as required under IFRS accounting rules whereas no separate attribution to this element occurs under U.S. GAAP real estate accounting guidance. Within each project, the relationship between the adjustments to revenue and gross margins are generally consistent. However, as the company may have multiple utility and power plant projects in progress at any given time, the relationship in the aggregate will occasionally appear otherwise. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate SunPower's revenue generation performance relative to the direct costs of revenue of its core businesses.

•	Free cash flow adjustments. Specifically to calculate free cash flow, the company includes the impact during the period of the following items:

•	Net cash provided by (used in) investing activities

•	Proceeds from residential lease financing

•	Proceeds from sale-leaseback financing

•	Contributions from noncontrolling interests

•	Repayment of sale-leaseback financing

Excluded Items

•
Gain on contract termination. During the third quarter of fiscal 2013, SunPower agreed to terminate a contract with one of the company’s suppliers. As a result, SunPower recorded a gain associated with the non-cash forfeiture of a previously recorded advance from the supplier. As this gain is non-recurring in nature, excluding this data provides investors with a basis to compare the company's performance against the performance of other companies without similar impacts.

•
Stock-based compensation. Stock-based compensation relates primarily to SunPower stock awards such as restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the company's core performance against the performance of other companies without the variability created by stock-based compensation.

•
Non-cash interest expense. SunPower separately accounted for the fair value liabilities of the embedded cash conversion option and the over-allotment option on its 4.5% senior cash convertible debentures issued in 2010 as an original issue discount and a corresponding derivative conversion liability. As a result, SunPower incurs interest expense that is substantially higher than interest payable on its 4.5% senior cash convertible debentures. SunPower excludes non-cash interest expense because the expense is not reflective of its ongoing financial results in the period incurred. In addition, in connection with the Liquidity Support Agreement with Total executed on February 28, 2012, the company issued warrants to Total to acquire 9,531,677 shares of its common stock. The fair value of the warrants is recorded as debt issuance costs and amortized over the expected life of the agreement.  As a result, SunPower incurs non-cash interest expense associated with the amortization of the warrants. Excluding this data provides investors with a basis to compare the company's performance against the performance of other companies without non-cash interest expense.

•
Restructuring charges. In October 2012, the company’s Board of Directors approved a reorganization to accelerate operating cost reduction and improve overall operating efficiency (the October 2012 Restructuring Plan). Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have historically occurred infrequently. Although SunPower has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from SunPower's non-GAAP financial measures as they are not reflective of ongoing operating results or contribute to a meaningful evaluation of a company's past operating performance.

•
Other. Beginning with the first quarter of fiscal 2013 the company has combined amounts previously disclosed under separate captions. These amounts were previously disclosed under one of the following captions:

•	Goodwill and other intangible asset impairment

•	Amortization of intangible assets

•	Restructuring charges (related to actions prior to the October 2012 Restructuring Plan)

•	Charges on manufacturing step reduction plan

•	Non-recurring idle equipment impairment

•	Class action settlement

•	Acquisition and integration costs

•	Change in European government incentives

•	Gain (loss) on mark-to-market derivative instruments

•	Gain on share lending arrangement

•	Gain on sale of equity interest in unconsolidated investee

The adjustments recorded in “Other” for the third quarter of fiscal 2013 are primarily driven by adjustments which would have previously been disclosed under “Restructuring charges.”

•
Tax effect. This amount is used to present each of the amounts described above on an after-tax basis with the presentation of non-GAAP net income (loss) per share. The company's non-GAAP tax amount is based on estimated cash tax expense and reserves.  This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments which may not reflect actual cash tax expense. The company forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period.

•	EBITDA adjustments. Specifically to calculate EBITDA, in addition to adjustments previously described above, the company excludes the impact during the period of the following items:

•	Cash interest expense, net of interest income

•	Provision for income taxes

•	Depreciation

For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release and which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(In thousands, except per share data)

STATEMENT OF OPERATIONS DATA:

	THREE MONTHS ENDED						NINE MONTHS ENDED
	Sep. 29, 2013		Jun. 30, 2013		Sep. 30, 2012		Sep. 29, 2013		Sep. 30, 2012
GAAP AMERICAS revenue	$442,091		$367,609		$502,373		$1,293,822		$1,176,148
Utility and power plant projects	(37,669)		74,200		(42,268)		(24,270)		98,759
Non-GAAP AMERICAS revenue	$404,422		$441,809		$460,105		$1,269,552		$1,274,907
GAAP EMEA revenue	$120,712		$107,010		$88,547		$296,374		$400,074
Other	—		—		—		—		(193)
Non-GAAP EMEA revenue	$120,712		$107,010		$88,547		$296,374		$399,881
GAAP APAC revenue	$94,317		$101,897		$58,028		$278,873		$162,754
Other	—		(672)		—		(672)		—
Non-GAAP APAC revenue	$94,317		$101,225		$58,028		$278,201		$162,754
GAAP total revenue	$657,120		$576,516		$648,948		$1,869,069		$1,738,976
Utility and power plant projects	(37,669)		74,200		(42,268)		(24,270)		98,759
Other	—		(672)		—		(672)		(193)
Non-GAAP total revenue	$619,451		$650,044		$606,680		$1,844,127		$1,837,542
GAAP AMERICAS gross margin	$136,067	30.8%	$81,670	22.2%	$92,941	18.5%	$285,778	22.1%	$198,086	16.8%
Utility and power plant projects	(26,323)		16,142		(5,815)		57,957		24,869
Gain on contract termination	(25,604)		—		—		(25,604)		—
Stock-based compensation expense	1,295		1,136		1,589		3,209		4,743
Non-cash interest expense	291		291		308		802		731
Other	42		42		4,015		443		10,608
Non-GAAP AMERICAS gross margin	$85,768	21.2%	$99,281	22.5%	$93,038	20.2%	$322,585	25.4%	$239,037	18.7%
GAAP EMEA gross margin	$20,107	16.7%	$9,614	9.0%	$(23,075)	(26.1)%	$6,879	2.3%	$(22,848)	(5.7)%
Gain on contract termination	(9,395)		—		—		(9,395)		—
Stock-based compensation expense	803		618		795		1,862		3,158
Non-cash interest expense	107		132		112		368		425
Other	—		—		2,200		186		8,614
Non-GAAP EMEA gross margin	$11,622	9.6%	$10,364	9.7%	$(19,968)	(22.6)%	$(100)	—%	$(10,651)	(2.7)%
GAAP APAC gross margin	$37,056	39.3%	$16,577	16.3%	$10,907	18.8%	$67,747	24.3%	$24,283	14.9%
Gain on contract termination	(16,988)		—		—		(16,988)		—
Stock-based compensation expense	827		763		368		2,081		1,125
Non-cash interest expense	193		170		81		542		190
Other	—		(672)		1,038		(414)		3,050
Non-GAAP APAC gross margin	$21,088	22.4%	$16,838	16.6%	$12,394	21.4%	$52,968	19.0%	$28,648	17.6%
GAAP total gross margin	$193,230	24.9%	$107,861	18.7%	$80,773	12.4%	$360,404	19.3%	$199,521	11.5%
Utility and power plant projects	(26,323)		16,142		(5,815)		57,957		24,869
Gain on contract termination	(51,987)		—		—		(51,987)		—
Stock-based compensation expense	2,925		2,517		2,752		7,152		9,026
Non-cash interest expense	591		593		501		1,712		1,346
Other	42		(630)		7,253		215		22,272
Non-GAAP total gross margin	$118,478	19.1%	$126,483	19.5%	$85,464	14.1%	$375,453	20.4%	$257,034	14.0%
GAAP operating expenses	$79,246		$75,998		$154,795		$238,169		$374,944
Stock-based compensation expense	(9,157)		(7,988)		(6,519)		(23,951)		(24,153)
Non-cash interest expense	(42)		(42)		(25)		(124)		(76)
October 2012 Restructuring Plan	(56)		255		—		777		—
Other	(734)		(1,683)		(73,449)		(4,012)		(130,334)
Non-GAAP operating expenses	$69,257		$66,540		$74,802		$210,859		$220,381
GAAP operating income (loss)	$113,984		$31,863		$(74,022)		$122,235		$(175,423)
Utility and power plant projects	(26,323)		16,142		(5,815)		57,957		24,869
Gain on contract termination	(51,987)		—		—		(51,987)		—
Stock-based compensation expense	12,082		10,505		9,271		31,103		33,179
Non-cash interest expense	633		635		526		1,836		1,422
October 2012 Restructuring Plan	56		(255)		—		(777)		—
Other	776		1,053		80,702		4,227		152,606
Non-GAAP operating income	$49,221		$59,943		$10,662		$164,594		$36,653

NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO STOCKHOLDERS:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sep. 29, 2013	Jun. 30, 2013	Sep. 30, 2012	Sep. 29, 2013	Sep. 30, 2012
Basic:
GAAP net income (loss) per share attributable to stockholders	$0.89	$0.16	$(0.41)	$0.61	$(1.78)
Utility and power plant projects	(0.22)	0.13	(0.05)	0.47	0.22
Gain on contract termination	(0.43)	—	—	(0.43)	—
Stock-based compensation expense	0.10	0.09	0.08	0.26	0.29
Non-cash interest expense	0.10	0.10	0.12	0.30	0.25
October 2012 Restructuring Plan	—	—	—	(0.01)	—
Other	0.01	0.01	0.25	0.04	0.89
Tax effect	0.03	0.03	0.04	(0.01)	0.13
Non-GAAP net income (loss) per share attributable to stockholders	$0.48	$0.52	$0.03	$1.23	$—
Diluted:
GAAP net income (loss) per share attributable to stockholders	$0.73	$0.15	$(0.41)	$0.55	$(1.78)
Utility and power plant projects	(0.18)	0.12	(0.05)	0.46	0.22
Gain on contract termination	(0.38)	—	—	(0.40)	—
Stock-based compensation expense	0.11	0.08	0.08	0.24	0.29
Non-cash interest expense	0.11	0.09	0.12	0.28	0.25
October 2012 Restructuring Plan	—	—	—	(0.01)	—
Other	0.03	0.01	0.25	0.03	0.89
Tax effect	0.02	0.03	0.04	0.00	0.13
Non-GAAP net income (loss) per share attributable to stockholders	$0.44	$0.48	$0.03	$1.15	$—
Weighted-average shares:
GAAP net income (loss) per share attributable to stockholders:
- Basic	121,314	120,943	118,952	120,604	116,408
- Diluted	153,876	133,973	118,952	134,859	116,408
Non-GAAP net income (loss) per share attributable to stockholders:
- Basic	121,314	120,943	118,952	120,604	116,408
- Diluted *	133,138	129,697	119,176	129,441	116,408

*Non-GAAP diluted weighted-average shares exclude the potential impact of the company's convertible bonds under the if-converted method when the relevant conversion option is not in the money for the relevant period. For the three months ended September 29, 2013, 12.0 million and 8.7 million weighted-average shares relating to the company's 0.75% convertible bonds due 2018 and the company's 4.75% convertible bonds due 2014, respectively, were excluded. For the three months ended June 30, 2013, 4.3 million and 8.7 million weighted-average shares relating to the company's 0.75% convertible bonds due 2018 and the company's 4.75% convertible bonds due 2014, respectively, were excluded. For the nine months ended September 29, 2013, 5.4 million and 8.7 million weighted-average shares relating to the company's 0.75% convertible bonds due 2018 and the company's 4.75% convertible bonds due 2014, respectively, were excluded.

EBITDA:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sep. 29, 2013	Jun. 30, 2013	Sep. 30, 2012	Sep. 29, 2013	Sep. 30, 2012

GAAP net income (loss) attributable to stockholders	$108,386	$19,565	$(48,538)	$73,255	$(207,249)
Utility and power plant projects	(26,323)	16,142	(5,815)	57,957	24,869
Gain on contract termination	(51,987)	—	—	(51,987)	—
Stock-based compensation expense	12,082	10,505	9,271	31,103	33,179
Non-cash interest expense	12,311	12,181	13,990	36,382	29,336
October 2012 Restructuring Plan	56	(255)	—	(777)	—
Other	779	1,080	30,057	4,257	104,710
Cash interest expense, net of interest income	16,292	12,998	12,276	44,747	35,259
Provision for income taxes	(4,575)	4,506	593	2,920	12,542
Depreciation	24,722	24,551	24,385	72,893	82,747
EBITDA	$91,743	$101,273	$36,219	$270,750	$115,393

FREE CASH FLOW:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	Sep. 29, 2013	Jun. 30, 2013	Sep. 30, 2012	Sep. 29, 2013	Sep. 30, 2012

Net cash provided by (used in) operating activities	$28,869	$(66,179)	$17,521	$129,553	$(112,301)
Net cash provided by (used in) investing activities	74,570	(132,530)	(64,354)	(93,882)	(118,961)
Proceeds from residential lease financing	26,817	17,458	18,562	83,365	26,809
Proceeds from sale-leaseback financing	—	6,907	—	40,757	—
Contributions from noncontrolling interests	29,535	31,551	—	73,401	—
Repayment of sale-leaseback financing	—	(5,124)	—	(5,124)	—
Free cash flow	$159,791	$(147,917)	$(28,271)	$228,070	$(204,453)

Q4 2013 GUIDANCE (in thousands except per share data)	Q4 2013	FY 2013
Revenue (GAAP)	$575,000-$625,000	$2,450,000-$2,500,000
Revenue (non-GAAP) (a)	$675,000-$725,000	$2,520,000-$2,570,000
Gross margin (GAAP)	17%-19%	18%-19%
Gross margin (non-GAAP) (b)	17%-19%	19%-20%
Net income (loss) per diluted share (GAAP)	($0.10)-$0.10	$0.45-$0.65
Net income per diluted share (non-GAAP) (c)	$0.15-$0.35	$1.30-$1.50

(a)	Estimated non-GAAP amounts above include a net increase of approximately $100 million for Q4 2013 and $70 million for fiscal 2013 of revenue primarily related to utility and power plant projects.

(b)
Estimated non-GAAP amounts above for Q4 2013 include net, pre-tax adjustments that increase gross margin by approximately $10 million related to the non-GAAP revenue adjustments that are discussed above, $4 million related to stock-based compensation expense, and $1 million related to non-cash interest expense. Estimated non-GAAP amounts above for fiscal 2013 include net, pre-tax adjustments that increase (decrease) gross margin by approximately $68 million related to the non-GAAP revenue adjustments that are discussed above, $11 million related to stock-based compensation expense, $3 million related to non-cash interest expense, and $(52) million related to gain on contract termination.

(c)
Estimated non-GAAP amounts above for Q4 2013 include estimated net, pre-tax adjustments that increase net income (loss) by approximately $10 million related to the non-GAAP revenue adjustments that are discussed above, $13 million related to stock-based compensation expense, $13 million related to non-cash interest expense, $2 million related to restructuring charges, and $3 million of other items. Estimated non-GAAP amounts above for fiscal 2013 include estimated net, pre-tax adjustments that increase (decrease) net income by approximately $68 million related to the non-GAAP revenue adjustments that are discussed above, $44 million related to stock-based compensation expense, $49 million related to non-cash interest expense, $(52) million related to gain on contract termination, $1 million related to restructuring expenses, $7 million related to other items, and $(2) million related to tax effects.

The following supplemental data represents the adjustments, individual charges and credits that are included and/or excluded from SunPower's non-GAAP gross margin, operating income (loss) and net income (loss) per share measures for each period presented in the Condensed Consolidated Statements of Operations contained herein.

SUPPLEMENTAL DATA
(In thousands)

THREE MONTHS ENDED

	September 29, 2013
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Utility and power plant projects	$(37,669)	$—	$—	$11,346	$—	$—	$—	$—	$—	$—	$—
Gain on contract termination	—	—	—	(25,604)	(9,395)	(16,988)	—	—	—	—	—
Stock-based compensation expense	—	—	—	1,295	803	827	1,390	7,767	—	—	—
Non-cash interest expense	—	—	—	291	107	193	19	23	—	11,678	—
October 2012 Restructuring Plan	—	—	—	—	—	—	—	—	56	—	—
Other	—	—	—	42	—	—	—	(324)	1,058	3	—
Tax effect	—	—	—	—	—	—	—	—	—	—	3,477
	$(37,669)	$—	$—	$(12,630)	$(8,485)	$(15,968)	$1,409	$7,466	$1,114	$11,681	$3,477

	June 30, 2013
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Utility and power plant projects	$74,200	$—	$—	$(58,058)	$—	$—	$—	$—	$—	$—	$—
Stock-based compensation expense	—	—	—	1,136	618	763	1,225	6,763	—	—	—
Non-cash interest expense	—	—	—	291	132	170	19	23	—	11,546	—
October 2012 Restructuring Plan	—	—	—	—	—	—	—	—	(255)	—	—
Other	—	—	(672)	42	—	—	—	500	1,183	27	—
Tax effect	—	—	—	—	—	—	—	—	—	—	3,594
	$74,200	$—	$(672)	$(56,589)	$750	$933	$1,244	$7,286	$928	$11,573	$3,594

	September 30, 2012
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Utility and power plant projects	$(42,268)	$—	$—	$36,453	$—	$—	$—	$—	$—	$—	$—
Stock-based compensation expense	—	—	—	1,589	795	368	1,045	5,474	—	—	—
Non-cash interest expense	—	—	—	308	112	81	3	22	—	13,464	—
Other	—	—	—	4,015	2,200	1,038	—	62,905	10,544	(50,645)	—
Tax effect	—	—	—	—	—		—	—	—	—	4,532
	$(42,268)	$—	$—	$42,365	$3,107	$1,487	$1,048	$68,401	$10,544	$(37,181)	$4,532

NINE MONTHS ENDED

	September 29, 2013
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Utility and power plant projects	$(24,270)	$—	$—	$82,227	$—	$—	$—	$—	$—	$—	$—
Gain on contract termination	—	—	—	(25,604)	(9,395)	(16,988)	—	—	—	—	—
Stock-based compensation expense	—	—	—	3,209	1,862	2,081	3,737	20,214	—	—	—
Non-cash interest expense	—	—	—	802	368	542	55	69	—	34,546	—
October 2012 Restructuring Plan	—	—	—	—	—	—	—	—	(777)	—	—
Other	—	—	(672)	443	186	258	—	1,530	2,482	30	—
Tax effect	—	—	—	—	—	—	—	—	—	—	(1,377)
	$(24,270)	$—	$(672)	$61,077	$(6,979)	$(14,107)	$3,792	$21,813	$1,705	$34,576	$(1,377)

	September 30, 2012
	Revenue			Cost of revenue			Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes
	AMERICAS	EMEA	APAC	AMERICAS	EMEA	APAC	Research and development	Selling, general and administrative	Restructuring charges
Utility and power plant projects	$98,759	$—	$—	$(73,890)	$—	$—	$—	$—	$—	$—	$—
Stock-based compensation expense	—	—	—	4,743	3,158	1,125	3,920	20,233	—	—	—
Non-cash interest expense	—	—	—	731	425	190	9	67	—	27,914	—
October 2012 Restructuring Plan	—	—	—	—	—	—	—	—	—	—	—
Other	—	(193)	—	10,608	8,807	3,050	—	69,145	61,189	(47,896)	—
Tax effect	—	—	—	—	—	—	—	—	—	—	14,955
	$98,759	$(193)	$—	$(57,808)	$12,390	$4,365	$3,929	$89,445	$61,189	$(19,982)	$14,955